Exhibit 10.66

                           THERMO ELECTRON CORPORATION

                          EXECUTIVE SEVERANCE AGREEMENT


THIS  AGREEMENT  by  and  between  THERMO  ELECTRON   CORPORATION,   a  Delaware
corporation (the "Company"), and ____________ (the "Executive") is made as of November 19, 2003 (the "Effective Date").

     WHEREAS, the Company recognizes that the uncertainty regarding the future employment prospects for key personnel may result in the departure or distraction of key personnel to the detriment of the Company and its stockholders; and

     WHEREAS, the Board of Directors of the Company (the "Board") has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from such uncertainty and related events and circumstances;

     NOW, THEREFORE, as an inducement for and in consideration of the Executive remaining in its employ, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event the Executive's employment with the Company is terminated under the circumstances described below.

     1. Key Definitions.

     As used herein, the following terms shall have the following respective meanings:

          1.1 "Change in Control" means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

               (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 40% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) of this Section 1.1; or

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               (b) such time as the  Continuing  Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

               (c) the consummation of a merger, consolidation,  reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring
Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

               (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

          1.2 "Cause" means the Executive's willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this Section 1.2, no act or failure to act by the Executive shall be considered "willful" unless it is done, or omitted to be done, in bad faith and without
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reasonable  belief  that the  Executive's  action  or  omission  was in the best interests of the Company.

          1.3 "Disability" means the Executive's inability, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360-day period to perform the Executive's duties on behalf of the Company, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Executive and the Company, provided that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

     2. Term of Agreement. This Agreement, and all rights and obligations of the parties hereunder, shall take effect upon the Effective Date and shall expire upon the first to occur of (a) the expiration of the Term (as defined below) or
(b) the fulfillment by the Company of all of its obligations under Sections 4 and 5.2 if the Executive's employment with the Company terminates prior to the expiration of the Term. "Term" shall mean the period commencing as of the Effective Date and continuing in effect through December 31, 2008; provided, however, that on January 1, 2009 and each January 1 thereafter, the Term shall be automatically extended for one additional year unless, not later than six months prior to the scheduled expiration of the Term (including any extension) thereof, the Company shall have given the Executive written notice that the Term will not be extended.

     3. Not an Employment Contract. The Executive acknowledges that this Agreement does not constitute a contract of employment or impose on the Company any obligation to retain the Executive as an employee and that this Agreement does not prevent the Executive from terminating employment at any time.

     4. Benefits to Executive.

          4.1 Compensation.

               (a) Termination Without Cause. If the Executive's employment with the Company is terminated by the Company (other than for Cause, Disability or death) then the Executive shall be entitled to the following benefits:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                         (1) the sum of (A) one and  one-half  (1.5)  times  the
Executive's annual base salary as in effect immediately prior to the date of termination, and (B) the amount of any accrued vacation pay, to the extent not previously paid; and
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                    (ii) for 18 months  after the date of  termination,  or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide medical, dental and life insurance benefits to the Executive and the Executive's family at least equal to those which would have been provided to them if the Executive's employment had not been terminated, in accordance with the applicable benefit plans in effect on the date of termination or, if more favorable to the Executive and the Executive's family, in effect generally at any time thereafter with respect to other peer executives of the Company and its affiliated companies; provided, however, that (A) if the terms of a benefit plan do not permit continued participation therein by a former employee, then an equitable arrangement shall be made by the Company (such as a substitute or alternative plan) to provide as substantially equivalent a benefit as is reasonably possible and (B) if the Executive becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., medical insurance benefits) from such employer on terms at least as favorable to the Executive and the Executive's family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Executive and the Executive's family; and

                    (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive following the Executive's termination of employment under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies (other than severance benefits) (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               (b) Termination for Cause, Disability or Death. If the Company terminates the Executive's employment with the Company because of the Executive's disability, the Executive's death or for Cause, then the Company shall (i) pay the Executive or the Executive's estate, in a lump sum in cash within 30 days after the date of termination, the Executive's base salary through the date of termination and (ii) timely pay or provide to the Executive the Other Benefits.

          4.2 Outplacement Services. In the event the Executive is terminated by the Company (other than for Cause, Disability or death), the Company shall provide outplacement services through one or more outside firms of the Executive's choosing up to an aggregate of $20,000, with such services to extend until the earlier of (i) 12 months following the termination of the Executive's employment or (ii) the date the Executive secures full time employment.

          4.3 Mitigation. The Executive shall not be required to mitigate the amount of any payment or benefits provided for in this Section 4 by seeking other employment or otherwise. Further, except as provided in Section 4.1(a)(ii), the amount of any payment or benefits provided for in this Section 4 shall not be reduced by any compensation earned by the Executive as a result of employment by another employer,


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by retirement  benefits,  by offset against any amount claimed to be owed by the
Executive to the Company or otherwise.

          4.4. Release of Claims by Executive. The Executive shall not be entitled to any payments or other benefits hereunder unless the Executive executes and, if applicable, does not revoke, a full and complete release of claims and separation agreement, in the form to be provided by the Company.

     5. Disputes. All claims by the Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     6. Successors.

          6.1 Successor to Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform this Agreement to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

          6.2 Successor to Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive or the Executive's family hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

     7. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company, at 81 Wyman Street, Waltham, Massachusetts and to the Executive at the Executive's principal residence as currently reflected on the Company's records (or to such other address as either the Company or the Executive may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five

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business days after it is sent by registered or certified  mail,  return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

     8. Miscellaneous.

          8.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          8.2 Injunctive Relief. The Company and the Executive agree that any breach of this Agreement by the Company is likely to cause the Executive substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Executive shall have the right to specific performance and injunctive relief.

          8.3 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

          8.4 Waivers. No waiver by the Executive at any time of any breach of, or compliance with, any provision of this Agreement to be performed by the Company shall be deemed a waiver of that or any other provision at any subsequent time.

          8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

          8.6 Tax Withholding. Any payments provided for hereunder shall be paid net of any applicable tax withholding required under federal, state or local law.

          8.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled, except as provided in the next sentence. Notwithstanding the foregoing sentence, if the Executive is party to an agreement with the Company providing for the payment of benefits in the event employment is terminated after a Change in Control (a "Change in Control Agreement"), such Change in Control Agreement shall not be terminated or cancelled by this Agreement and such Change in Control Agreement shall survive and remain in effect in accordance with its own terms. In the event the Executive

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actually receives benefits under the Change in Control Agreement,  the Executive shall not also be entitled to receive benefits under this Agreement.

          8.8 Amendments. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Executive.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first set forth above.


                                            THERMO ELECTRON CORPORATION

                                            By:________________________________



                                            EXECUTIVE:


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